                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                             POLYCOM, INC.
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                (Name of Registrant as Specified In Its Charter)

                                             POLYCOM, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box): Not applicable.

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
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     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
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     (4) Date filed:
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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
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                                     [LOGO]

                                 POLYCOM, INC.
                              2584 JUNCTION AVENUE
                           SAN JOSE, CALIFORNIA 95134

TO THE STOCKHOLDERS
OF POLYCOM, INC:

    Accompanying this letter is an Amendment, dated May 21, 1997 (the "Amendment"), to the Proxy Statement dated May 13, 1997, (the "Proxy Statement") of Polycom, Inc. ("Polycom"), which amends certain information contained in the Proxy Statement. The Proxy Statement was previously furnished to stockholders of Polycom in connection with the solicitation of proxies by the board of directors of Polycom for use at the annual meeting of stockholders to be held on Wednesday, June 11, 1997. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Proxy Statement.

    This Amendment is intended to provide updated information regarding "Proposal Two -- Amendments to the 1996 Stock Incentive Plan" under the section entitled "Option Transactions" on page 11 of the Proxy Statement. Due to a clerical error, certain option numbers previously provided in this section were inadvertently incorrect. Except as described herein, there are no other changes to the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement which was mailed to you on May 13, 1997.

                                          Sincerely,

                                          /s/ Michael R. Kourey

                                          Michael R. Kourey
                                          Vice President, Finance and
                                          Administration,
                                          Chief Financial Officer and Secretary

May 21, 1997

                                 POLYCOM, INC.
                AMENDMENT TO PROXY STATEMENT DATED MAY 13, 1997

    This Amendment to the Proxy Statement dated May 13, 1997 (the "Proxy Statement") of Polycom, Inc. ("Polycom") amends certain information contained in the section entitled "Proposal Two -- Amendments to the 1996 Stock Option Plan." Specifically, the chart under the heading "Option Transactions" and the paragraph which follows the chart on page 11 is hereby deleted in full and replaced with the following:

                              OPTION TRANSACTIONS

                                                                               OPTIONS GRANTED    WEIGHTED AVERAGE
NAME                                                                          (NUMBER OF SHARES)   EXERCISE PRICE
----------------------------------------------------------------------------  ------------------  -----------------
Brian L. Hinman.............................................................                0            --

Michael R. Kourey...........................................................          100,000         $   6.375

Evan J. McDowell............................................................                0            --

Ardeshir Falaki.............................................................          175,000         $   7.675

Joseph H. Donnelly..........................................................                0            --

Patrick P. Day..............................................................                0            --

All executive officers as a group...........................................          805,000         $   5.746

All employees, including current officers who are not executive officers, as
  a group...................................................................        1,027,500         $   5.860

    As of April 1, 1997, options covering 2,059,777 shares of Common Stock were outstanding under the 1996 Plan, 1,970,091 shares remained available for future option grant assuming stockholder approval of the 1,000,000-share increase which forms part of this Proposal, and 95,132 shares have been issued under the 1996 Plan in connection with option exercises.

    This Amendment is being mailed to stockholders of Polycom on or about May 21, 1997.